Amended Schedule 1
Dated August 23, 2013
to the
Investment Advisory Agreement
Touchstone Strategic Trust
Dated May 1, 2000

Listing of Funds and Advisory Fee Rates

Name of Fund                          Annual Basic Fee Rate


Touchstone Large            0.75% on the first $200 million of assets;
Cap Growth Fund             0.70% on the next $800 million of assets; and
                            0.65% on assets over $1 billion

Touchstone Growth           0.75% on the first $500 million of assets;
Opportunities Fund          0.70% on the next $500 million of assets; and
                            0.65% on assets over $1 billion

Touchstone Mid Cap          0.75% on the first $500 million of assets;
Growth Fund                 0.70% on the next $500 million of assets; and
                            0.65% on assets over $1 billion

Touchstone Diversified      1.05% on all assets
Small Cap Growth Fund

Touchstone Dynamic          0.85% on the first $300 million of assets;
Equity Fund                 0.80% on the next $200 million of assets;
                            0.75% on the next $250 million of assets;
                            0.70% on the next $250 million of assets;
                            0.65% on the next $500 million of assets;
                            0.60% on the next $500 million of assets; and 0.55% on assets over $2 billion

Touchstone Conservative     0.20% on the first $1 billion of assets;
Allocation Fund             0.175% on the next $1 billion of assets;
                            0.15% on the next $1 billion of assets; and 0.125% on assets over $3 billion

Touchstone Balanced         0.20% on the first $1 billion of assets;
Allocation Fund             0.175% on the next $1 billion of assets;
                            0.15% on the next $1 billion of assets; and 0.125% on assets over $3 billion

Touchstone Moderate         0.25% on the first $1 billion of assets;
Growth Allocation Fund      0.225% on the next $1 billion of assets;
                            0.20% on the next $1 billion of assets; and 0.175% on assets over $3 billion

Touchstone Growth           0.25% on the first $1 billion of assets;
Allocation Fund             0.225% on the next $1 billion of assets;
                            0.20% on the next $1 billion of assets; and
                            0.175% on assets over $3 billion
Touchstone Value Fund       0.65% on all assets

Touchstone International    0.95% on the first $300 million of assets;
Small Cap Fund              0.90% on the next $200 million of assets;
                            0.85% on the next $250 million of assets;
                            0.80% on the next $250 million of assets;
                            0.75% on the next $500 million of assets;
                            0.70% on the next $500 million of assets; and 0.65% on assets over $2 billion

Touchstone Capital          0.70% on the first $300 million of assets;
Growth Fund                 0.685% on the next $200 million of assets;
                            0.675% on the next $500 million of assets;
                            0.625% on the next $500 million of assets;
                           0.575% on the next $500 million of assets and;
                            0.525% on assets over $2 billion

Touchstone Mid Cap          0.85% on the first $300 million of assets;
Value Opportunities Fund    0.80% on the next $200 million of assets; and
                            0.75% on assets over $500 million

Touchstone Small Cap        0.95% on the first $300 million of assets;
Value Opportunities Fund    0.90% on the next $200 million of assets; and
                            0.85% on assets over $500 million

Touchstone Focused Fund     0.70% on the first $100 million of assets;
                            0.65% on the next $400 million of assets; and 0.60% on assets over $500 million

Touchstone Small           1.00% on the first $300 million of assets; and
Cap Growth Fund            0.95% on assets over $300 million

Touchstone Small           0.90% on all assets
Company Value Fund

Touchstone International    1.00% on all assets
Value Fund

Touchstone Flexible        0.70% on the first $500 million of assets; and
Income Fund                0.60% on assets over $500 million

This Schedule 1 to the Investment Advisory Agreement is signed as of the date first set forth above.


TOUCHSTONE STRATEGIC TRUST

By:
/s/ Terrie Wiedenheft
Name: Terrie Wiedenheft
Title: Controller and Treasurer






TOUCHSTONE ADVISORS, INC.

By:
/s/ Jill T. McGruder
Name: Jill T. McGruder
Title: CEO


By:
/s/ Terrie Wiedenheft
Name: Terrie Wiedenheft
Title: CFO